Exhibit 99.1

TRIANGLE PETROLEUM PROVIDES FINANCIAL AND OPERATIONAL RESULTS FOR SECOND QUARTER FISCAL YEAR 2015

DENVER, Colorado, September 8, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its second quarter fiscal year 2015 results for the three-month period ended July 31, 2014 (“Q2 fiscal 2015” or “Q2 FY2015”).

Second Quarter Highlights for Fiscal Year 2015 (ended July 31, 2014)

•                  Increased quarterly production volumes to 971 Mboe (10,551 Boepd) as compared to 394 Mboe (4,287 Boepd) in Q2 fiscal 2014 (+146% y/y)

•                  Increased total estimated net proved reserves to 51,660 Mboe at end of Q2 fiscal 2015 compared to 22,080 Mboe at end of Q2 fiscal 2014 (+134% y/y)

•                  Increased consolidated revenues to $142.0 million as compared to $50.4 million for the same period in Q2 fiscal 2014 (+182% y/y)

•                  Increased consolidated net income in Q2 fiscal 2015 to $14.6 million, or $0.17 basic EPS ($0.15 fully diluted EPS), as compared to $6.8 million, or $0.12 basic EPS ($0.12 fully diluted EPS) in Q2 fiscal 2014 (+114% y/y)

•                  Increased consolidated pre-tax income in Q2 fiscal 2015 to $24.9 million, as compared to $6.8 million in Q2 fiscal 2014 (+266% y/y)

•                  Income tax provision of approximately $10.3 million in Q2 fiscal 2015

•                  Increased adjusted net income in Q2 fiscal 2015 to $19.5 million, or $0.23 basic adjusted EPS ($0.20 fully diluted adjusted EPS), as compared to $10.6 million, or $0.19 basic adjusted EPS ($0.19 fully diluted adjusted EPS) (reference accompanying “Reconciliation Tables” at end of press release)

•                  Triangle USA Petroleum Corporation (“TUSA”), the Company’s wholly-owned E&P subsidiary, placed $450 million aggregate principal notes

•                  RockPile Energy Services, LLC (“RockPile”) contributed revenue of $61.5 million and income before taxes of $8.8 million in Q2 fiscal 2015 to Triangle’s consolidated operations, as compared to $15.8 million and ($0.4) million in Q2 fiscal 2014

•                  After July 31, 2014, RockPile distributed an additional $24 million of dividends to Triangle, bringing cumulative RockPile distributions to $34 million

Segment Financial Results

Q2 fiscal 2015 stand-alone revenue and Adjusted-EBITDA (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures” disclosures at end of press release)

Q2 FY2015	Revenue	q/q % Change	Adj.-EBITDA	q/q % Change
E&P	$80.5	32%	$54.4	28%
RockPile	$102.1	66%	$28.8	108%
Caliber	$2.9	142%	$2.3	228%
Total	$185.5	50%	$85.4	50%

*Dollars in U.S. millions

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and  production related business lines, and does not include TPC (parent company) other revenues and expenses

*Caliber revenue and Adjusted-EBITDA represents Triangle’s ownership share of the partnership which increased to 31.8% from 30% on June 30, 2014, resulting in an average ownership of 30.6% for Q2 fiscal 2015

Segment Operational Update

•                  TUSA reduced average spud to total depth drill times from 20 days in Q1 fiscal 2015 to approximately 18 days in Q2 fiscal 2015

•                  Operational efficiencies associated with pad drilling are reducing AFE’s on certain recent wells to approximately $9.5 million (before RockPile and other eliminations)

•                  Completed 15 gross (9.9 net) operated wells and 21 gross (1.0 net) non-operated wells in Q2 fiscal 2015

•                  RockPile generated approximately $102.1 million of stand-alone revenue in Q2 fiscal 2015 as compared to $44.3 million in Q2 fiscal 2014 (+130% y/y)

•                  Completed 15 Triangle operated wells and 19 third-party wells in Q2 fiscal 2015 as compared to 8 Triangle operated wells and 10 third-party well in Q2 fiscal 2014 (+89% y/y)

•                  Backlog of approximately 25 wells at the end of Q2 fiscal 2015, including 15 for third-party operators

•                  RockPile’s fourth pressure pumping spread is expected to be deployed during Q3 fiscal 2015

TUSA Supplemental Information

•                  Current and prospective TUSA bondholders can request access to standalone TUSA financials through the “Investor Relations” section of the Company’s website under the heading “TUSA Senior Notes”

•                  Subsequent to Q2 fiscal 2015, on September 3, 2014, Triangle contributed $20 million of additional capital to TUSA for normal course budgeted capital expenditures, which would adjust TUSA standalone debt to annualized Q2 fiscal 2015 EBITDA from 2.1x (Q2 fiscal 2015) to 2.0x  on a pro forma basis

Q2 Fiscal 2015 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended July 31,
	2014	2013
Revenues
Oil, natural gas and natural gas liquids sales	$80,506	$34,639
Oilfield services	61,483	15,755
Total Revenues	141,989	50,394
Expenses
Production taxes	8,677	3,919
Lease operating expenses	6,698	2,830
Gathering, transportation and processing	3,733	69
Oilfield services(a)	43,554	12,692
Depreciation and amortization	26,706	10,918
Accretion of asset retirement obligations	41	9
Corporate and Other stock-based compensation	1,336	1,092
E&P stock-based compensation	344	247
RockPile stock-based compensation	127	99
Corporate and Other cash G&A expenses	2,591	1,417
E&P cash G&A expenses	4,442	1,683
RockPile cash G&A expenses	5,251	2,446
Total operating expenses	103,500	37,421

Operating Income	38,489	12,973

Gain (loss) on equity investment derivatives	(7,534)	—
Gain (loss) from commodity derivative activities	(921)	(4,399)
Interest expense	(5,385)	(1,969)
Income (loss) from equity investment	190	(596)
Interest income	47	43
Other income	5	747
Total other income	(13,598)	(6,174)

Net Income Before Income Taxes	24,891	6,799
Income tax provision(b)	(10,339)	—
Net Income	$14,552	$6,799

Net Income per Common Share
Basic	$0.17	$0.12
Diluted(c)	$0.15	$0.12

Adjusted Net Income per Common Share(d)
Basic	$0.23	$0.19
Diluted(c)	$0.20	$0.19

Weighted Average Common Shares
Basic	86,172	56,451
Diluted	103,774	57,012

(a) Includes intercompany eliminations; reference Note 4 — Segment Reporting in our Q2 fiscal 2015 Form 10-Q for additional details.

(b) The effective tax rate for the three months ended July 31, 2014 is approximately 41.5%, which differs from the statutory income tax rate due to permanent book to tax differences. Income tax provision is primarily a non-cash expense, with a cash tax expense component of approximately $0.4 million.

(c) Includes net interest expense add-back of $1.0 million in Q2 fiscal 2015 related to outstanding convertible notes.

(d) Reference accompanying Reconciliation Tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail.

Q2 Fiscal 2015 Summary Consolidated Balance Sheet (in thousands)

	July 31, 2014	January 31, 2014
Assets
Cash and equivalents	$107,527	$81,750
Other current assets	157,124	113,131
Net property and equipment	1,051,853	753,880
Other noncurrent assets	91,950	78,823
Total assets	$1,408,454	$1,027,584

Liabilities and Stockholders’ Equity
Current liabilities	$191,323	$159,368
5% convertible note	132,543	129,290
Long-term debt	499,470	205,067
Other noncurrent liabilities	31,631	10,697
Total stockholders’ equity	553,487	523,162
Total liabilities and stockholders’ equity	$1,408,454	$1,027,584

Use of Segment Information and Non-GAAP Measures

(1)         The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differ from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intracompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s and Caliber’s performance as stand-alone companies without eliminating, on a consolidated basis, certain revenues attributable to services for Triangle’s economic interests in wells operated by Triangle’s E&P segment.

(2)         Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, (iii) paid-in-kind interest expense on the convertible notes and (iv) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-

EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(3)         Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. We present this measure because (i) it is consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday, September 9, 2014 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s Q2 fiscal 2015, followed immediately by a question and answer session. Interested parties may dial-in using the conference call number (877) 870-4263. International parties may dial-in using (412) 317-0790. The Company recommends dialing into the conference call at least ten minutes before the scheduled start time. A recording of the conference call will be available through September 17, 2014 at (877) 344-7529 (conference # 10051229). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10051229).

Q2 Fiscal 2015 Segment Income and Elimination (in thousands)

	Exploration and Production	RockPile’s Pressure Pumping and Other Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$80,506	$—	$—	$—		$80,506
Oilfield services for third parties	—	64,093	—	(2,610)		61,483
Intersegment revenues	—	37,962	—	(37,962)		—
Other	—	—	272	(272)		—
Total revenues	80,506	102,055	272	(40,844)		141,989

Expenses
Prod. taxes, LOE, and other expenses	19,149	—	—	—		19,149
Depreciation and amortization	23,439	4,690	186	(1,609)		26,706
Cost of oilfield services	—	68,867	—	(25,313)		43,554
General and administrative	4,786	5,378	3,927	—		14,091
Total operating expenses	47,374	78,935	4,113	(26,922)		103,500

Income (loss) from operations	33,132	23,120	(3,841)	(13,922)		38,489
Other income (expense), net	(4,267)	(667)	(7,580)	(1,084)		(13,598)
Net income (loss) before income taxes	$28,865	$22,453	$(11,421)	$(15,006	)(b)	$24,891

(a) Corporate and Other includes our corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments.  Also included are our results from our investment in Caliber, including any changes in the fair value of our equity investment derivatives.  Other than our investment in Caliber, these subsidiaries have limited activity.

(b) $15.0 million RockPile, Caliber, and other services consolidated elimination results in a $15.0 million reduction in oil and natural gas property expenditures.

*Reference Note 4 — Segment Reporting in our Q2 fiscal 2015 Form 10-Q for additional details

Reconciliation Tables (in thousands)

a)             Consolidated Adjusted net income per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2015	Q2 fiscal 2014
Net income attributable to common stockholders	$14,552	$6,799
Loss on equity investment derivatives	7,534	—
Loss on commodity derivatives	921	4,399
Loss on investment in marketable securities	—	(581)
Tax impact(a)	(3,512)	—
Adjusted net income	$19,496	$10,617

Adjusted net income per common
Basic	$0.23	$0.19
Diluted(b)	$0.20	$0.19

Weighted average common shares
Basic	86,172	56,451
Diluted	103,774	57,012

 (a) Tax impact is computed as pre tax-effected adjusting items multiplied by the Company’s effective tax rate.

 (b) Includes interest expense add-back of $1.0 million net of income taxes and amounts capitalized in Q2 fiscal year 2015 related to outstanding convertible notes.

b)             E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2015	Q1 fiscal 2015
Net income before income taxes	$28,865	$17,472
Depreciation and amortization	23,439	18,612
Net interest expense	3,351	1,113
Stock-based compensation	344	395
Accretion of asset retirement obligations	41	134
Loss on commodity derivatives	921	5,456
Settlements of commodity derivatives	(2,555)	(818)
Adjusted-EBITDA	$54,407	$42,365

c)              RockPile stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2015	Q1 fiscal 2015
Net income before income taxes	$22,453	$8,437
Depreciation and amortization	4,690	3,590
Stock-based compensation	127	90
Net interest expense	564	507
Other	930	1,176
Adjusted-EBITDA	$28,764	$13,800

*RockPile Adjusted-EBITDA calculated as per RockPile credit facility

d)             Caliber stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q2 fiscal 2015	Q1 fiscal 2015
Net income before income taxes	$881	$51
Depreciation and amortization	510	231
Warrant amortization expense	171	56
Net interest expense	114	85
Net well connect fees billed(1)	588	266
Adjusted-EBITDA	$2,264	$689

*Caliber Adjusted-EBITDA represents Triangle’s ownership share of the partnership, before intracompany elimination, which increased to 31.8% from 30% on June 30, 2014, resulting in a Q2 fiscal 2015 average ownership of 30.6%

(1) Well connect fees are recorded as deferred revenue when completed and amortized over the expected term of the underlying production for revenue recognition purposes.  The adjustment to EBITDA represents well connect fees billed, net of revenue recognized during the period

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation

Justin Bliffen, Chief Financial Officer

303-260-7125

info@trianglepetroleum.com